CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Community Financial Corporation
Staunton, Virginia

We hereby consent to the incorporation in the Registration Statements on Forms S-8 (Reference Nos. 33-36124 and 33-73844) of our report dated April 12, 2002, relating to the consolidated financial statements of Community Financial Corporation and subsidiary appearing in the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2002.

YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia
June 28, 2002